                                                  Registration No. 333-_________
--------------------------------------------------------------------------------
     As filed with the Securities and Exchange Commission on July 24, 2000
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                     ------------------------------------

                   ONEOK, Inc. Employee Stock Purchase Plan

                     ------------------------------------


                                  ONEOK, Inc.

                   100 West Fifth Street, Tulsa, OK   74103
      (Name of the issuer of the equity securities being offered pursuant to the Plan and the address of its principal office)

          Oklahoma                                              73-1520922
(State or other jurisdiction of                             (I.R.S. Employer
incorporation of organization)                              Identification No.)

      DEBORAH B. BARNES                        DAVID E. ROTH                   JOHN R. BARKER
Vice President, Secretary, and       Vice President - Human Resources          Gable & Gotwals
 Associate General Counsel                      ONEOK, Inc.                  100 West Fifth Street
        ONEOK, Inc.                        100 West Fifth Street                 Suite 1100
   100 West Fifth Street                     Tulsa, OK  74103                 Tulsa, OK  74103
     Tulsa, OK  74103                         (918) 588-7000                   (918) 585-8141
      (918) 588-7000
                      (Name, addresses, and telephone numbers of agents for service)

                ----------------------------------------------


 Appropriate date of commencement of proposed sale pursuant to the Plan: from time to time after the effective date hereof

------------------------------------------------------------------------------------------------------------------
                                                CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Type of Securities                 Amount          Proposed Maximum      Proposed Maximum            Amount
     to be                          to be           Offering Price           Aggregate                 of
  Registered (1)                 Registered (2)      Per Unit (3)       Offering  Price (4)      Registration Fee
Common Stock,
$0.01 par value                     250,000            $27.3125             $6,828,125               $1,803


Exhibits Index on Page 12.

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the Plan to be offered or sold pursuant to the employee benefit plan described herein.

(2) Represents the estimated maximum amount of common stock of ONEOK, Inc. (hereinafter referred to as "Common Stock") which could be contributed or acquired under the Employee Stock Purchase Plan (hereinafter referred to as the "Plan") from ONEOK, Inc. (hereinafter referred to as the "Company"), during the years of operation of the Plan.

(3) Based on price of $27.31 per share of the Common Stock, the average sales price of the Common Stock published in The Wall Street Journal reports of the New York Stock Exchange Composite Transaction for July 21, 2000.

(4) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
             ----------------------------------------------------

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees as specified in Rule 428(b)(1). These documents (and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement) taken together, constitute the prospectus for purpose of Section 10(a) of the Securities Act of 1933, as amended.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.

The Company and the Plan hereby incorporate by reference in this Registration Statement the following documents of the Company (SEC File No. 1-2572) heretofore filed with the Securities and Exchange Commission:

     (1)  Annual Report on Form 10-K for the year ended August 31, 1999.

     (2) Reports on Form 10-Q for the quarterly period ended November 30, 1999, the transition period ended December 31, 1999 and the quarterly period ended March 31, 2000;

     (3) Current reports on Form 8-K dated October 14, 1999, October 21, 1999, November 8, 1999, December 15, 1999, January 7, 2000, January 24, 2000, January 27, 2000, February 1, 2000, February 9, 2000,
          February 22, 2000, March 21, 2000, March 28, 2000, April 4, 2000,
          April 6, 2000, April 24, 2000, May 30, 2000, June 19, 2000 and
          July 10, 2000;

     (4) The description of our Common Stock in our Form 8-A registration statement filed with the Securities and Exchange Commission on November 21, 1997, including any amendment or report filed for the purpose of updating that description; and

     (5) The description of our preferred share rights contained in our Form 8-A registration statement filed with the Securities and Exchange Commission November 28, 1997, including any amendment or report filed for the purpose of updating that description.

     (6) In addition, there is incorporated herein by reference all documents filed subsequent to the date hereof, by the Company and the Plan pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold. Such documents are deemed to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

General

We are authorized to issue a total of 200,000,000 shares of all classes of stock. Of those authorized shares, 100,000,000 are shares of Common Stock, par value $0.01 per share, 29,193,196 shares of which were outstanding at March 31, 2000, and 100,000,000 are shares of Preferred Stock, par value $0.01 per share. Of the Preferred Stock, there are 20,000,000 shares designated as Series A Convertible Preferred Stock, of which 19,946,448 shares were outstanding at March 31, 2000, 30,000,000 shares designated as Series B Convertible Preferred Stock, none of which were outstanding at March 31, 2000, and 1,000,000 shares designated as Series C Preferred Stock, none of which were outstanding at March 31, 2000.

Item 5.  Interests of Named Experts and Counsel.

The legality of the securities which may be purchased under the Plan has been passed upon by the firm of Gable & Gotwals, 1100 ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103-4217, counsel for the Company. The firm of Gable & Gotwals has reviewed the statements made as to matters of law and legal conclusions under "Description of Securities" and such statements are set forth in the documents which form a part of the prospectus in reliance upon its authority as an expert.

Item 6.  Indemnification of Directors and Officers.

The Company, as an Oklahoma corporation, is empowered by section 1031 of the Oklahoma General Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise. Article VIII of the by-laws of the Company provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent permitted by Oklahoma law as now or hereafter enforced, including the advance of related expenses. In addition, indemnification agreements, the form of which has been previously approved by the shareholders of the Company, have been entered into between the Company and each of its directors and executive officers.

The Certificate of Incorporation of the Company provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which would involve intentional misconduct or a knowing violation of the law,
(iii) payment of unlawful dividends or unlawful stock purchasers or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Pursuant to Article VIII of the by-laws of the Company, upon authorization and determination (i) by the board of directors by a majority of a quorum consisting of directors who were not parties to the action, suit, or proceeding involved;
(ii) if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent counsel in a written opinion; or (iii) by the shareholders, the Company is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of the Company, no indemnification will be made if such person shall be adjudged to be liable to the Company unless such indemnification is allowed by a court of competent jurisdiction.

The indemnification agreements referred to above provide that the Company is obligated to indemnify the specified director or executive officer to the fullest extent permitted by law. The agreements provide that, upon request by a director or executive officer, the Company is obligated to advance expenses for defense of a claim made against the director or executive officer. The obligation of the Company to indemnify the director or executive officer is subject to applicable law and the determination by a "reviewing party" selected by the Board of Directors that the director or executive officer is entitled to indemnification. In addition, the agreements obligate the Company to indemnify the specified executive officer or director to the extent of the Company's recoveries under insurance policies regardless of whether the director or executive officer is ultimately determined to be entitled to indemnification. The agreements also provide for partial indemnification if a portion of a claim for indemnification is not allowed by the reviewing party appointed by the board of directors.

Under an insurance policy obtained by the Company, coverage of Company officers and directors against liability for neglect, errors, omissions, or breaches of duty in their capacities as such is provided for both the Company, to the extent that it is obligated to indemnify such officers and directors, and the officers and directors themselves. Additional coverage is provided to the Company for claims arising from any such conduct in connection with any purchase or sale of, or any offer to purchase or sell, securities issued by the Company. Such coverage is provided in the amount of $200,000,000, with a retained limit by the Company of $250,000. The insurance company is obligated to pay any covered loss in excess of the $250,000 retained limit including covered defense costs, up to the policy limit of $200,000,000. Among the policy exclusions are those which exclude coverage for accounting for profits made within the meaning of Section 16(b) of the Securities Exchange Act of 1934, claims based upon or attributable to directors and officers gaining any personal profit or advantage to which such individuals are not legally entitled, and for any claims brought about or attributable to the dishonesty of an officer or director.

It is recognized that the above-summarized provision of the Company's by-laws, the indemnification agreements and the applicable provisions of the Oklahoma General Corporation Act may be sufficiently broad to indemnify officers, directors, and controlling persons of the Company against liabilities arising under the Securities Act of 1933.

The Company and Western Resources, Inc. "WRI" have entered into a Registration Rights Agreement that provides for indemnification of the Company's directors, officers, employees and controlling persons, if any, in any offering or sale of shares of Common Stock, obtainable upon conversion of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, against any claims (including amounts paid in settlement), or actions or proceedings in respect thereof, arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus contained therein, or any document incorporated by reference therein, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in which case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by WRI or an agent or underwriter thereof expressly for use therein.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.


  (4)(a) Article "Fourth" of the Certificate of Incorporation of ONEOK, Inc. (Preferred Stock and Common Stock), Incorporated by reference from
             Exhibit 3.1 to Amendment No. 3 to Registration Statement on
             Form S-4 filed August 31, 1997).

  (4)(b) Certificate of Designation for Series C Participating Preferred Stock of ONEOK, Inc., filed November 26, 1998 (Incorporated by reference from Exhibit No. 1 to Form 8-A, filed November 26, 1997).

  (4)(c) Rights Agreement, dated November 26, 1997, between ONEOK, Inc. and Liberty Bank and Trust Company of Oklahoma City, N.A., as Rights Agent (Incorporated by reference from Exhibit 2.3 to Amendment No. 3 to Registration Statement on Form S-4 filed August 31, 1997).


  (4)(d) Shareholder Agreement, dated November 26, 1997, between Western Resources, Inc. and ONEOK, Inc. (Incorporated by reference from
             Exhibit 2.2 to Amendment No. 3 to Registration Statement on Form S-4 filed August 31, 1997).

  (5)        Opinion of Gable & Gotwals, Inc.

  (23)(a)    Consent of Gable & Gotwals, Inc. (See Exhibit 5)

  (23)(b)    Consent of KPMG LLP

  (23)(c)    Consent of PricewaterhouseCoopers LLP

  (24)       Powers of Attorney (Included on Pages 10 and 11)

Item 9.   Undertakings.

a.        The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     a) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

     b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     c) To include any material information with respect to the Plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time of shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-2, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


b. The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, the latest Annual Report to Shareholders unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the Annual Report of the registrant of the preceding fiscal year may be delivered, but within such 120-day period the Annual Report for the last fiscal year will be furnished to each such employee.

          The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders or the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements, and other communications distributed to its stockholders generally.

d. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and the State of Oklahoma, on the 20th day of July, 2000.


                              ONEOK, Inc.


                              By: Larry Brummett
                                  --------------
                                  Larry Brummett, Chairman of the
                                  Board and Chief Executive
                                  Officer

                               POWER OF ATTORNEY
                               -----------------

Each person whose individual signature appears below hereby authorizes Larry Brummett and Jim Kneale, or either of them, as attorney-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and all instruments necessary or incidental in connection therewith.


                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certify that to the best of their knowledge and belief, the registrant meets all the requirements for filing on Form S-8. This Registration Statement has been signed below by the following persons in the capacities indicated in the City of Tulsa and the State of Oklahoma, on this 20th day of July, 2000.


Larry W. Brummett                                Jim Kneale
-----------------                                ----------
Larry W. Brummett                                Jim Kneale
Chairman of the Board,                           Vice President,
Chief Executive                                  Treasurer, and
Officer, and Director                            Chief Financial Officer

David L. Kyle                                    Barry D. Epperson
-------------                                    -----------------
David L. Kyle                                    Barry D. Epperson
President, Chief Operating                       Vice President, Controller, and
Officer, and Director                            Chief Accounting Officer

Edwyna G. Anderson                               Douglas T. Lake
------------------                               ---------------
Edwyna G. Anderson                               Douglas T. Lake
Director                                         Director

William M. Bell                                  Bert H. Mackie
---------------                                  --------------
William M. Bell                                  Bert H. Mackie
Director                                         Director

Douglas R. Cummings                              Douglas Ann Newsom
-------------------                              -------------------
Douglas R. Cummings                              Douglas Ann Newsom
Director                                         Director

William L. Ford                                  Gary D. Parker
----------------                                 --------------
William L. Ford                                  Gary D. Parker
Director                                         Director

Howard R. Fricke                                 J. D. Scott
----------------                                 -----------
Howard R. Fricke                                 J. D. Scott
Director                                         Director

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has caused this Registration Statement to be signed on its behalf by the undersigned in their capacity as members of the registrant's Executive Compensation Committee, thereto duly authorized, in the City of Tulsa and the State of Oklahoma, on this 20th day of July 2000.


                                  ONEOK, INC.
                         EMPLOYEE STOCK PURCHASE PLAN



William L. Ford
---------------
William L. Ford, Chairman


Douglas R. Cummings
-------------------
Douglas R. Cummings, Vice Chairman


Douglas T. Lake
---------------
Douglas T. Lake, Member


Bert H. Mackie
--------------
Bert H. Mackie, Member


Gary D. Parker
--------------
Gary D. Parker, Member


William M. Bell
---------------
William M. Bell, Member


Howard R. Fricke
----------------
Howard R. Fricke, Member


Douglas Ann Newsom
------------------
Douglas Ann Newsom, Member

This Plan does not have any officers or directors or persons performing similar functions other than the committee members whose signatures appear above.

EXHIBIT INDEX


EXHIBIT
NUMBER     DESCRIPTION
------     -----------

(5)        Opinion of Gable & Gotwals, Inc.

(23)(b)    Consent of KPMG LLP

(23)(c)    Consent of PricewaterhouseCoopers LLP